EXHIBIT 10.2
                    ACCELERATION AND EXCHANGE AGREEMENT


      This ACCELERATION AND EXCHANGE AGREEMENT is made as of the 5th day of June, 1997 (this "Agreement"), among THE GRAND UNION COMPANY, a Delaware corporation (the "Company"), TREFOIL CAPITAL INVESTORS II, L.P., a Delaware limited partnership ("Trefoil"), and GE Investment Private Placement Partners II, A Limited Partnership, a Delaware limited partnership ("GEI") (GEI together with Trefoil, the "Purchasers").

                                  WITNESSETH:

      WHEREAS, pursuant to a Stock Purchase Agreement, dated as of July 30, 1996, as amended by Amendment No. 1 thereto dated as of March 20, 1997, among the Company and the Purchasers (as so amended, the "Purchase Agreement"), the Company has agreed to sell to the Purchasers, and the Purchasers have agreed to purchase from the Company, 2,000,000 shares of the Company's Class A Convertible Preferred Stock, par value $1.00 per share, issuable in denominations of $50 stated value per share (the "Class A Preferred Shares");

      WHEREAS, the Company and the Purchasers desire, on the terms and subject to the conditions set forth herein, to accelerate the Fourth Closing and the Fifth Closing (as such terms are defined in the Purchase Agreement); and

      WHEREAS, in order to induce the Purchasers to accelerate the Fourth Closing and the Fifth Closing, the Company and the Purchasers have agreed to certain other arrangements set forth herein;

      NOW, THEREFORE, in consideration of the premises, obligations and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE 1
                      ACCELERATION AND EXCHANGE; CLOSINGS

      Section 1.1 Definitions. Certain capitalized terms used in this Agreement have the meanings set forth, or referred to, in Sections 8.1 and 8.2 hereof.

      Section 1.2 Purchase and Sale of Class A Preferred Shares. On the terms and subject to the conditions set forth herein, the purchase and sale of the 800,000 Class A Preferred Shares to have occurred pursuant to the Purchase Agreement at the Fourth Closing and the Fifth Closing (the "Accelerated Shares") shall be accelerated, as contemplated pursuant to Section 5.15(b)(1) of the Purchase Agreement. At the Class A Closing (as hereinafter defined), the Company shall, in accordance with and pursuant to the Purchase Agreement, sell, assign, transfer, convey and deliver to each of the Purchasers, and each of the Purchasers shall purchase, acquire and accept, one-half of the Accelerated Shares. At the Class A Closing, the Company shall deliver to the Purchasers, against payment therefor as provided herein, certificates representing the Accelerated Shares, in such denominations as shall be requested by the Purchasers no less than one Business Day prior to the Class A Closing Date.

      Section 1.3 Purchase Price for Shares. The Purchase Price (as defined in the Purchase Agreement) shall be paid to the Company at the Class A Closing, against receipt of the Accelerated Shares, by wire transfer of immediately available funds to an account designated by the Company in writing at least two (2) days prior to the Class A Closing Date.

      Section 1.4 Other Deliveries. At the Class A Closing, the parties shall deliver executed copies of the other documents and instruments required by
Article 5 and such other documents and instruments as shall be reasonably requested by any of the parties hereto.

      Section 1.5. The Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Exchange Closing (as hereinafter defined):

       (a) the Company shall issue and deliver to each of the Purchasers four hundred thousand (400,000) Class B Preferred Shares. The Company shall deliver to the Purchasers certificates representing the Class B Preferred Shares to which the Purchasers are entitled in accordance with this Section, in such denominations as shall be requested by the Purchasers no less than one Business Day prior to the Exchange Closing Date; and

       (b) following delivery by the Company of certificates representing the number of shares of Class B Preferred Shares to which the Purchasers are entitled pursuant to clause (a) of this Section, each of the Purchasers shall assign, transfer, and convey to the Company the four hundred thousand (400,000) Class A Preferred Shares acquired at the Class A Closing. The Purchasers shall deliver at the Closing certificates representing such shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank.

The transactions contemplated by this Section are referred to herein as the "Exchange."

      Section 1.6 Consummation of the Sale of the Accelerated Shares and the Exchange. The sale of the Accelerated Shares (the "Class A Closing") will be consummated at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, on June 16, 1997, or such other date prior to July 1, 1997 as the parties hereto shall mutually agree (the "Class A Closing Date"), unless this Agreement has been earlier terminated in accordance with its terms. The Exchange (the "Exchange Closing") will be consummated at the same place as the Class A Closing, commencing immediately following the completion of the Class A Closing on the Class A Closing Date (the "Exchange Closing Date").

      Section 1.7. The Reset Closing. On the Reset Date (as defined in the Certificate of Designation):

       (a) The Company shall issue to each of the Purchasers (the "Reset Shares") a number of shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock") equal to one half of the aggregate number of Reset Shares, determined in accordance with the following formula, rounded, in the case of a fractional result, to the nearest whole share:

       Aggregate

       Number of  =   RCP - $1.50   x   2,000,000 shares
                     -------------
       Reset Shares  $3.25 - $1.50      of Common Stock

       where "RCP" means the Conversion Price of the Class B Preferred Shares on the Reset Date.

       (b) The delivery of the Reset Shares (the "Reset Closing") will be consummated at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, on the Reset Date (the "Reset Closing Date"). At the Reset Closing, the Company shall deliver to the Purchasers certificates representing the Reset Shares to which the Purchasers are entitled in accordance with this Section, in such denominations as shall be requested by the Purchasers no less than one Business Day prior to the Reset Date.

                                   ARTICLE 2
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               Section 2.1. Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

               Section 2.2. Certificate of Incorporation and By-Laws. The Company's Certificate of Incorporation and By-Laws as most recently restated and subsequently amended to date are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

               Section 2.3. Capitalization.


               (a) On or prior to the Exchange Closing Date, the Certificate of Designation will have been duly adopted and filed with the Secretary of State of Delaware. The Class B Preferred Shares when issued on the Exchange Closing Date will be validly issued, fully paid and nonassessable.


               (b) On or prior to the Exchange Closing Date (i) the number of shares of Common Stock equal to the number of such shares issuable upon the conversion of all Class A Preferred Shares and Class B Preferred Shares (the "Conversion Shares"), subject to paragraph (c) of this Section 2.3, shall have been reserved for issuance upon such conversion and (ii) 2,000,000 shares of Common Stock shall have been reserved for issuance pursuant to Section 1.7 hereof. All shares of Common Stock, including the Conversion Shares and the Reset Shares, subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, subject to paragraph (c) of this Section 2.3, validly issued, fully paid and nonassessable.

       (c) The representations set forth in paragraph (b) of this Section 2.3 assume that if the total number of Common Shares reserved for issuance or issued as (i) Reset Shares, plus (ii) Conversion Shares (including Conversion Shares in respect of additional shares of Class A Preferred Shares and Class B Preferred Shares paid as dividends on the Class A Preferred Shares and Class B Preferred Shares), plus (iii) shares of Common Stock paid as dividends on the Class A Preferred Shares and Class B Preferred Shares, plus (iv) 900,000 shares of Common Stock issued or to be issued upon exercise of certain warrants pursuant to the Warrant Agreement, dated as of June 15, 1995, between the Company and American Stock Transfer & Trust Company, plus (v) 1,000,000 shares of Common Stock issued or to be issued upon exercise of options granted under the Company's 1995 Equity Incentive Option Plan or the Company's 1995 Non-Employee Directors' Stock Option Plan, shall exceed 50,000,000 (plus any shares of Common Stock reacquired by the Company and canceled), then the Company shall use its best efforts to cause an amendment to the Company's Certificate of Incorporation, increasing the number of authorized shares of authorized Common Stock pursuant to its Certificate of Incorporation at least to the extent of such excess, to be properly authorized, approved, adopted, filed, and made effective.

               Section 2.4. Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Certificate of Designation, and the Registration Rights Amendment (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Documents or to consummate the transactions so contemplated, other than as contemplated by
Section 4.1. The Special Committee (the "Special Committee") of the Board of Directors (all of such committee members being Disinterested Directors) and the Board of Directors of the Company have each determined that it is advisable and in the best interest of the holders of the Company's Common Stock for the Company to consummate the transactions contemplated by this Agreement upon the terms and subject to the conditions herein. Each of this Agreement and each of the other Transaction Documents has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Purchasers, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      Section 2.5. No Conflict; Required Filings and Consents.

      (a) The execution and delivery of the Transaction Documents by the Company do not, and the performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby will not: (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company; (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default under), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, (x) any note, bond, mortgage, indenture, real property lease or other material lease, or (y) any material contract, agreement, license, permit, franchise or other instrument or obligation, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected or (iv) assuming compliance with Sections 4.4 and 4.5 hereof, conflict with or violate the Company's obligations under Rule 4460(i) of the NASDAQ Stock Market Rules (the "NASDAQ Rules") of the NASDAQ Stock Market (the "NASDAQ") or otherwise require the vote or consent of the holders of the Company's Common Stock, except as required by Section 3(a) of the Certificate of Designation.

      (b) The execution and delivery of the Transaction Documents by the Company does not, and the performance of the Transaction Documents by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, foreign, state or provincial governmental or regulatory authority except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, and Blue Sky Laws, (ii) as contemplated by Section 4.2, and (iii) for any consent, approval, authorization or permit of, or filing with or notification to, any other federal, foreign, state or provincial governmental or regulatory authority which will be obtained, filed or provided, as the case may be, prior to the Exchange Closing.

      Section 2.6. Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company before any federal, foreign, state or provincial court, arbitrator or administrative, governmental or regulatory authority or body relating to this Agreement or the transactions contemplated by the Transaction Documents or the Purchase Agreement.

      Section 2.7. Opinion of Financial Advisor. The Special Committee has received from its financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), its written opinion (the "Fairness Opinion"), in the form previously delivered to the Purchasers.

      Section 2.8. Brokers. Except for fees payable to DLJ pursuant to the terms of that certain engagement letter dated May 22, 1997, between the Company and DLJ, a true and complete copy of which has been provided to the Purchasers prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its subsidiaries or affiliates, whether pursuant to the letter dated January 17, 1996 between DLJ and the Company, in the form filed as Exhibit 10.28 to the Company's annual report on Form 10-K for the fiscal year ended March 30, 1996 (the "DLJ Engagement Letter") or otherwise. The Company has obtained from DLJ an executed DLJ Waiver Letter and has delivered a true and complete copy thereof to the Purchasers.

      Section 2.9. Securities Laws. Assuming that the Purchasers' representations and warranties contained in Section 3 hereof are, and continue to be at each Closing hereunder, true and correct, the offer, issuance and sale of the Accelerated Shares, the Class B Preferred Shares, and the Reset Shares is, and will be as of each Closing hereunder, exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable Blue Sky Laws.

      Section 2.10. NASDAQ Approval. Prior to the date hereof, the Company has prepared and filed with the NASDAQ a request for confirmation that the Company may consummate the Closings without approval by the Company's stockholders at a meeting without violating the NASDAQ Rules, except as required by Section 3(a) of the Certificate of Designation.


                                   ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      Each of the Purchasers severally represents and warrants to the Company that:

      Section 3.1. Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

      Section 3.2. Due Authorization. Such Purchaser has all right, power and authority to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents to which it is a party by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of such Purchaser. The Transaction Documents to which it is a party have been duly executed and delivered by such Purchaser and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding agreement of such Purchaser enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      Section 3.3. Acquisition for Investment; Source of Funds. Such Purchaser is acquiring the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and such Purchaser has no present intention or plan to effect any distribution of Shares other than in an offering registered under the Securities Act or a disposition exempt from registration under the Securities Act.

      Section 3.4. Brokers or Finders. No agent, broker, investment banker or other firm or Person acting on behalf of such Purchaser, including any of the foregoing that is an affiliate of such Purchaser, is or will be entitled to receive any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except for the fees to be paid to Shamrock Capital Advisors, Inc. ("SCA") pursuant to the Management Agreement.

      Section 3.5. Accredited Investor. Such Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

                                   ARTICLE 4
                                   COVENANTS

      Section 4.1. Consent of Banks. The Company shall use its reasonable efforts to promptly obtain from Bankers Trust Company, as Agent for the banks party to the Company Credit Agreement, a consent of the Required Banks (as defined in the Company Credit Agreement) to the transactions contemplated hereby and a waiver of any defaults or required prepayments under the Company Credit Agreement caused hereby; provided, however, no payment or accommodation shall be made by the Company in connection with obtaining the foregoing without the Purchasers' consent.

      Section 4.2. Certificate of Designation. The Company shall, prior to the Class A Closing, cause the Certificate of Designation to be filed with the Secretary of State of Delaware.

      Section 4.3. Issuances of Common Stock. Prior to the Reset Date, the Company shall not (or set a record date in connection therewith) (i) pay a dividend or make a distribution on its Common Stock, (ii) subdivide or combine its Common Stock, (iii) issue shares of capital stock by reclassification of its Common Stock, (iv) issue rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock or any other securities of the Company, or (v) issue or distribute to all holders of its Common Stock any shares of its capital stock or securities convertible into capital stock or evidence of its indebtedness or assets.

      Section 4.4. Stockholder Notice . Upon delivery by the Purchasers to the Company of the Voting and Ratification Agreements described in Section 4.5 hereof at the completion of the Class A Closing, the Company shall send to each of its stockholders a Stockholder Notice, in form and substance satisfactory to the Purchasers.

      Section 4.5. Stockholder Approval. Immediately following the Class A Closing, the Purchasers shall deliver to the Company, Voting and Ratification Agreements, substantially in the form of Exhibit G hereto, approving the transactions contemplated hereby.

      Section 4.6. Company Action. The Company shall take all corporate actions necessary to amend its Certificate of Incorporation to the extent required as contemplated by Section 2.3(c) hereof.

                                   ARTICLE 5
          CONDITIONS TO THE CLASS A CLOSING AND THE EXCHANGE CLOSING

      Section 5.1. Conditions to Obligation of Each Party to Effect the Class A Closing and the Exchange Closing. The respective obligations of each party to effect the Class A Closing and the Exchange Closing shall be subject to the satisfaction at or prior to the Class A Closing Date of the following conditions, unless waived by the Purchasers:

      (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the sale of the Accelerated Shares, the Exchange or the issuance of the Reset Shares shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the sale of the Accelerated Shares, the Exchange, or the issuance of the Reset Shares, which makes the consummation of the sale of the Accelerated Shares, the Exchange, or the issuance of the Reset Shares, illegal.

      (b) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit the Purchaser from exercising all material rights and privileges pertaining to its ownership of the Shares.

       (c) NASDAQ Approval. The Company shall have received written confirmation from NASDAQ that the Company may consummate the Closings without approval by the Company's stockholders at a meeting without violating the Company's obligations under the NASDAQ Rules, and all conditions to such written confirmation, if any, shall have been satisfied.

       (d) Fairness Opinion. The Fairness Opinion shall not have been modified, amended, revoked or rescinded, and shall be in full force and effect.

      Section 5.2. Additional Conditions to Obligation of the Purchasers at the Class A Closing. The obligations of the Purchasers to effect the Class A Closing are also subject to the following conditions, unless waived by the
Purchasers:

      (a) Representations and Warranties. The representations and warranties of the Company shall have been true and correct when made in all respects and shall be true and correct in all respects at and as of the Class A Closing Date as if made at and as of such time, except for (i) changes not prohibited by this Agreement, or (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), and the Purchasers shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the Company.

      (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by the Purchase Agreement, or this Agreement to be performed or complied with by it at or prior to the Class A Closing Date, and the Purchasers shall have received a certificate to such effect signed on behalf of the Company by the President and the Chief Financial Officer of the Company.

      (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, including without limitation the consent referred to in Section 4.1, except for consents required to be obtained under contracts not material to the operation of the business of the Company; the Company shall have obtained all required approvals and consents, and shall have delivered all required notices, of the transfer of ownership or control of the Company as contemplated by the Purchase Agreement, with respect to material licenses and permits held by the Company or any of its subsidiaries pursuant to any federal, state or local laws governing the sale of alcoholic beverages, pharmaceutical products, and cigarettes.

      (d) Opinion of Counsel. The Purchasers shall have received a written opinion of each of Ropes & Gray and Davis Polk & Wardwell, in form and substance reasonably satisfactory to the Purchasers, substantially in the form of Exhibits B and C hereto, respectively.

      (e) Blue Sky Laws. The Company shall have received all permits and other authorizations necessary under the Blue Sky Laws to issue the Shares.

      (f) DLJ Waiver. The DLJ Waiver Letter shall be in full force and effect, and shall not have been amended, modified, revoked or rescinded.

      (g) Stangeland Waiver. The Stangeland Waiver shall be in full force and effect, and shall not have been amended, modified, revoked or rescinded.

      (h) Registration Rights Amendment. The Registration Rights Amendment shall be in full force and effect, and shall not have been amended, modified, revoked or rescinded.

      (i) Delivery of Shares. At the Class A Closing, the Company shall have delivered the Accelerated Shares against the payment of the Purchase Price.

      (j) Bankruptcy. The Company shall not on the Class A Closing Date be a party to any bankruptcy, insolvency, or reorganization proceedings, whether voluntary or involuntary (other than the proceeding pursuant to the Reorganization Plan), the Reorganization Plan shall not have been amended, modified or rescinded, and shall be in full force and effect.

      Section 5.3. Additional Conditions to Obligation of the Purchasers at the Exchange Closing. The obligation of the Purchasers to effect the Exchange at the Exchange Closing is also subject to the following condition:

      (a) Delivery of Shares. At the Exchange Closing, the Company shall have delivered the Class B Preferred Shares.

       (b) Stockholder Notice. Upon completion of the Class A Closing, the Company shall have mailed to its stockholders the Stockholder Notice described in Section 4.4 hereof.

      Section 5.4. Additional Conditions to Obligation of the Company at the Exchange Closing. The obligation of the Company to effect the Exchange at the Exchange Closing is also subject to the following conditions, unless waived by the Company:

      (a) Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall have been true and correct in all respects when made and shall be true and correct in all respects on and as of the Exchange Closing Date, except for (i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct in all material respects as of such date), with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the general partner of each of the Purchasers.

      (b) Agreements and Covenants. The Purchasers shall have performed or complied in all material respects with all agreements and covenants required by the Purchase Agreement or this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the general partner of each of the Purchasers.

      (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Purchasers for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Purchasers.

      (d) Delivery of Class A Preferred Shares. After delivery to the Purchasers of the Class B Preferred Shares, the Purchasers shall have delivered the Class A Preferred Shares to be delivered by the Purchasers pursuant to Section 1.5 hereof.

                                   ARTICLE 6
                        TERMINATION; FEES AND EXPENSES

      Section 6.1. Termination. Subject to Section 6.2, this Agreement may be terminated at any time prior to the Class A Closing Date:

       (a) by mutual written consent duly authorized by the Disinterested Directors and the Purchasers; or

       (b) by either the Purchasers or the Disinterested Directors if the Class A Closing and Exchange Closing have not been consummated by June 30, 1997 (provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under the Purchase Agreement or this Agreement has been the cause of or resulted in the failure of the Class A Closing and Exchange Closing to occur on or before such date); or

       (c) by either the Purchasers or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

      Section 6.2. Fees and Expenses. All reasonable fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company, whether or not the sale of the Accelerated Shares and the Exchange is consummated; provided, however, that with respect to the Purchasers, such reasonable fees and expenses of legal counsel shall not exceed $400,000. Notwithstanding anything to the contrary herein, this Section 6.2 shall survive any termination of this Agreement.

                                   ARTICLE 7
                              GENERAL PROVISIONS

      7.1. Effectiveness of Representations and Warranties. The representations, warranties, and agreements of each party hereto in this Agreement and in any certificates delivered at or prior to any Closing hereunder shall survive indefinitely; provided, however, that all of such representations, warranties, and agreements shall terminate upon the termination of this agreement in accordance with Section 6.1 hereof except that the agreements set forth in Section 6.2 hereof shall survive such termination indefinitely.

      7.2. Captions. The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

      7.3 Restrictive Legends. No restricted shares may be transferred without registration under the Securities Act and applicable state securities laws unless in the opinion of Davis Polk & Wardwell or other counsel to the Company such transfer may be effected without such registration. Each certificate representing restricted shares of Class B Preferred Shares or Common Stock issued pursuant to this Agreement shall bear legends in substantially the following form:

      The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act and applicable state securities laws or an applicable exemption to the registration requirements of such Act or such laws.

      The securities represented by this certificate were issued pursuant to, and the holder hereof is entitled to certain rights and subject to certain obligations contained in, an Acceleration and Exchange Agreement, dated as of June 5, 1997, a copy of which is available for inspection at the principal office of the issuer hereof, and will be furnished without charge to the holder of such securities upon written request.

      7.4. Further Assurances. The Purchasers and the Company agree to take, or cause to be taken, all reasonable actions as may be necessary to make effective and consummate the transactions contemplated by this Agreement.

      7.5. Failure or Indulgence Not Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.

      7.6. Modification and Amendment. This Agreement may not be changed, modified, discharged or amended, except by an instrument signed by all of the parties hereto.

      7.7. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of each of the parties hereto.

      7.8. Entire Agreement. The Purchase Agreement, the Exhibits and Schedules thereto, this Agreement and the Exhibits hereto, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, premises, warranties or undertakings, other than those set forth or referred to in the Purchase Agreement or herein and the documents or instruments executed or delivered in connection therewith or herewith.
This Agreement supersedes all prior agreements and understandings between the parties with respect to the acceleration of the purchase of Class A Preferred Shares, the exchange of Class A Preferred Shares for Class B Preferred Shares and the issuance of the Reset Shares.

      7.9. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

      7.10. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

      7.11. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made if and when delivered personally, or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or such other address or telecopy number for a party as shall be specified by like notice):

      (a) If to the Purchasers:

          Trefoil Capital Investors II, L.P.
          c/o Shamrock Capital Advisors, Inc.
          4444 Lakeside Drive
          Burbank, CA  91505
          Attn: Stanley P. Gold, President
          Telecopier No.: (818) 845-9718
          Telephone No.: (818) 845-4444

          and

          GE Investment Private Placement Partners II, A Limited Partnership 3003 Summer Street
          Stamford, CT 06905
          Attn: Michael Pastore
          Telecopier No.: (303) 326-4177
          Telephone No.: (303) 326-2300

      With copies to:

          Fried, Frank, Harris, Shriver & Jacobson
          350 South Grand Avenue, Suite 3200
          Los Angeles, CA  90071
          Attn: David K. Robbins, Esq.
          Telecopier No.: (213) 473-2222
          Telephone No.: (213) 473-2005

          and

          Dewey Ballantine
          1301 Avenue of the Americas
          New York, NY 10019
          Attn: Sanford W. Morhouse, Esq.
          Telecopier No.: (212) 259-6333
          Telephone No.: (212) 259-8000

      (b) if to the Company,

          Chief Executive Officer
          The Grand Union Company
          201 Willowbrook Boulevard
          Wayne, NJ 07470-0966
          Telecopier No.:  (201) 890-6012
          Telephone No.:  (201) 890-6000

With copies to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York  10017
          Attn:  William L. Rosoff, Esq.
          Telecopier No.: (212) 450-4800
          Telephone No.: (212) 450-4000

      Section 7.12. The Purchase Agreement. The acceleration of the purchase and sale of the Class A Preferred Shares as contemplated herein shall for all purposes be deemed to be the purchase and sale of Class A Preferred Shares pursuant to the Purchase Agreement except that the Fourth and Fifth Closings have been accelerated. For purposes of the indemnification provisions contained in Section 8.1 of the Purchase Agreement, in determining damages sustained by the Purchasers, such damages shall include any diminution in value of the Class B Preferred Shares arising with respect to a breach of a representation, warranty, covenant or agreement in the Purchase Agreement.

                                   ARTICLE 8
                              CERTAIN DEFINITIONS

      8.1. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

      "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks are authorized to close in New York, New York.

      "Certificate of Designation" means the Certificate of Designation of Class B Convertible Preferred Stock setting forth the Powers, Preferences, Rights, Qualifications, Limitations, and Restrictions of such Class of Preferred Stock, substantially in the form attached hereto as Exhibit A.

      "Class B Preferred Shares" means the Class B Convertible Preferred Stock having the Powers, Preferences, Rights, Qualifications, Limitations, and Restrictions set forth in the Certificate of Designation.

      "Closing" or "Closings" means one or all, as applicable, of the Class A Closing, the Class B Closing, and/or the "Reset Closing."

      "Company Credit Agreement" means the amended and restated Credit Agreement, dated as of June 15, 1995, as from time to time in effect among the Company, the banks party thereto, and Bankers Trust Company as Agent for the banks party thereto, and the consent and waiver secured pursuant to Section
4.1 hereof.

      "Disinterested Director" shall have the meaning given in the Purchase Agreement.

      "DLJ Waiver Letter" means a letter from DLJ substantially in the form attached hereto as Exhibit D.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

      "Management Agreement" has the meaning given in the Purchase Agreement.

      "Person" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

      "Registration Rights Amendment" means the Amendment No. 1, of even date herewith, to the Registration Rights Agreement, dated as of July 30, 1996, among the Company, Trefoil, and GEI, substantially in the form attached hereto as Exhibit E.

      "Reorganization Plan" has the meaning given in the Purchase Agreement.

      "SEC" means the Securities and Exchange Commission or its successor.

      "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

      "Shares" means the Accelerated Shares, the Class B Preferred Shares, and/or the Reset Shares, as applicable.

      "Stangeland Partnership" means the Roger and Lilah Stangeland Family Limited Partnership.

      "Stangeland Waiver" means the waiver letter, of even date herewith, by the Stangeland Partnership to the Company and the Purchasers, relating to the Stockholder Agreement, dated as of February 25, 1997, as amended by the Amendment No. 1 thereto dated as of March 20, 1997, among Trefoil, GEI, the Stangeland Partnership and the Company, substantially in the form attached hereto as Exhibit F.

      "Stockholder Notice" means the form of notice to all stockholders of the Company describing the transactions contemplated hereby and announcing receipt of the written consent of the holders of at least a majority of the Company's total voting power outstanding, and the approval of the NASDAQ to consummate the transactions contemplated hereby, without the approval of the Company's stockholders at a meeting held for such purpose, substantially in the form attached hereto as Exhibit G.

      Section 8.2. Other Definitions. Each of the following terms shall have the meanings given them in the Section listed opposite such term below:

          Term                                               Section
          ----                                               -------

          "Accelerated Shares"                               1.2
          "Agreement"                                        Preamble
          "Blue Sky Laws"                                    2.5(b)
          "Class A Closing"                                  1.6
          "Class A Closing Date"                             1.6
          "Class A Preferred Shares"                         Preamble
          "Common Stock"                                     1.7(a)
          "Company"                                          Preamble
          "Conversion Shares"                                2.3
          "DLJ"                                              2.7
          "DLJ Engagement Letter"                            2.8
          "Exchange"                                         1.5
          "Exchange Closing"                                 1.6
          "Exchange Closing Date"                            1.6
          "Fairness Opinion"                                 2.7
          "Fifth Closing"                                    Preamble
          "Fourth Closing"                                   Preamble
          "GEI"                                              Preamble
          "Laws"                                             2.5(a)
          "NASDAQ"                                           2.5(a)
          "NASDAQ Rules"                                     2.5(a)
          "Purchase Agreement"                               Preamble
          "Purchase Price"                                   1.3
          "Purchasers"                                       Preamble
          "RCP"                                              1.7(a)
          "Reset Closing"                                    1.7(b)
          "Reset Closing Date"                               1.7(b)
          "Reset Date"                                       1.7
          "Reset Shares"                                     1.7(a)
          "SCA"                                              3.4
          "Special Committee"                                2.4
          "Transaction Documents"                            2.4
          "Trefoil"                                          Preamble



                         *        *        *        *


      IN WITNESS WHEREOF, the parties hereto have executed this Acceleration and Exchange Agreement or caused this Acceleration and Exchange Agreement to be executed as of the day and year first above written.

                                        TREFOIL CAPITAL INVESTORS II, L.P.

                                        By: TREFOIL INVESTORS II, INC.,
                                              its managing general partner


                                        By: /s/ Michael J. McConnell
                                            ----------------------------------
                                            Name:  Michael J. McConnell
                                            Title: Vice President



                                        GE INVESTMENT PRIVATE PLACEMENT
                                        PARTNERS II, A LIMITED PARTNERSHIP


                                        By: GE INVESTMENT MANAGEMENT
                                            INCORPORATED, its general partner


                                        By: /s/ Don W. Torey
                                            ----------------------------------
                                            Name:  Don W. Torey
                                            Title: Executive Vice President


                                        THE GRAND UNION COMPANY


                                        By: /s/ Jeffrey P. Freimark
                                            ----------------------------------
                                            Name:  Jeffrey P. Freimark
                                            Title: Executive Vice President,
                                                   Chief Financial Officer and
                                                   Chief Administrator Officer